Exhibit 99.1

Safety Shot Set for West Coast Launch on December 7th in California

●	Media, investors and influencers invited to try Safety Shot and to meet management at Bogies in Westlake Village, California
●	Available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com

JUPITER, FL – November 20, 2023 – Safety Shot, Inc. (Nasdaq: SHOT) today announced the west coast launch of Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Created by industry experts and validated by research, Safety Shot is a nutraceutical functional beverage that accelerates the body’s break-down of alcohol while aiding in recovery and rehydration.

A recent study demonstrated that Safety Shot reduced blood alcohol content (BAC) within 30 minutes. The average reduction in the percentage of BAC when Safety Shot was administered was 0.079 % BAC/hour compared to 0.01 % BAC/hour for the control group, which did not drink Safety Shot, with a statistically significant p-value of .02428. A larger double-blinded placebo-controlled trial has been initiated and the Company expects the results in December 2023.

Members of the media, investors and influencers are invited to the west coast launch of Safety Shot at Bogies in Westlake Village, California at 6 PM, where they will have the opportunity to test Safety Shot and meet management for a Q&A. If you would like to attend, please send your credentials to media@drinkssafetyshot.com. Space is limited and attendance is on a first come first serve basis.

“Our west coast launch in the Los Angeles area is aligned with our national online direct-to-consumer sales launch through our own website and through Amazon. We are super excited to have people try Safety Shot. We have given out thousands of Sample Cans and run hundreds of BAC tests already and have proven that trying Safety Shot is believing in Safety Shot,” stated Safety Shot CEO Brian John. “Launches in Las Vegas and Phoenix/Scottdale are soon to follow.”

Safety Shot is pushing the boundaries of innovation by creating an exciting new product category—rapid alcohol detoxification—in the fast-growing hangover remedies market, which was valued at $1.56 billion in 2020 and is projected to grow at a CAGR of 14.6% from 2021 to 2028.

Safety Shot will be available for retail purchase at www.DrinkSafetyShot.com and www.Amazon.com in December 2023. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024.

About Safety Shot

Safety Shot, a wellness and functional beverage company, is set to launch Safety Shot, the first patented beverage on Earth that helps people feel better faster by reducing blood alcohol content and boosting clarity. Safety Shot will be available for retail purchase in the first week of December 2023 at www.DrinkSafetyShot.com and www.Amazon.com. The Company plans to launch business-to-business sales of Safety Shot to distributors, retailers, restaurants, and bars in the first quarter of 2024. Safety Shot plans to spin off legacy assets from its Jupiter Wellness business to unlock value for shareholders.

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Forward Looking Statements

This communication contains forward-looking statements regarding Safety Shot, including, the anticipated timing of studies and the results and benefits thereof. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are based on each of the Company’s current plans, objectives, estimates, expectations, and intentions and inherently involve significant risks and uncertainties, many of which are beyond Safety Shot’s control. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties and other risks and uncertainties affecting Safety Shot and, including those described from time to time under the caption “Risk Factors” and elsewhere in Safety Shot’s Securities and Exchange Commission (SEC) filings and reports, including Safety Shot’s Annual Report on Form 10-K for the year ended December 31, 2023 and future filings and reports by Safety Shot. Moreover, other risks and uncertainties of which the combined company is not currently aware may also affect each of the companies’ forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. Investors are cautioned that forward-looking statements are not guarantees of future performance. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements and reflect the views stated therein with respect to future events at such dates, even if they are subsequently made available by Safety Shot on its website or otherwise. Safety Shot undertakes no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Media Contact:

Phone: 904-477-2306

Email: Emily@PanatelidesPR.com

Investor Contact:

Phone: 561-244-7100

Email: investors@safetyshotholdings.com

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